                                                             Exhibit 3.1A

                               ARTICLES OF AMENDMENT
                                       TO THE
                                RESTATED AND AMENDED
                             ARTICLES OF INCORPORATION
                                         OF
                          UNITED WISCONSIN SERVICES, INC.

     By action of the Board of Directors of United Wisconsin Services, Inc. in accordance with Section 180.0602 and Section 180.1002 of the Wisconsin Statutes at a meeting duly convened pursuant to the provisions of the Wisconsin Business Corporation Law, the following Articles of Amendment to the Restated and Amended Articles of Incorporation of United Wisconsin Services, Inc. were duly adopted:

     FIRST:  The name of the corporation is United Wisconsin Services, Inc.

     SECOND: The amendment to the Restated and Amended Articles of Incorporation so adopted is as follows:

     Pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation and in accordance with the provisions of the Restated and Amended Articles of Incorporation, as amended as of July 31, 1991, the Board of Directors hereby designates 25,000 shares of the Corporation's authorized and unissued preferred stock, no par value per share, as Series A Adjustable Rate Nonconvertible Preferred Stock, $1,000 stated value per share, which shall have the following powers, designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions:

     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as the "Series A Adjustable Rate Nonconvertible Preferred Stock" and the number of shares constituting such series shall be Twenty Five Thousand (25,000), which number, subject to the Restated and Amended Articles of Incorporation, may be increased or decreased by the Board of Directors without a vote of the shareholders; PROVIDED, HOWEVER, such number may not be decreased below the number of the then currently outstanding shares of Series A Adjustable Rate Nonconvertible Preferred Stock plus the number of shares that may be reserved for issuance upon the exercise of any options, warrants, or rights or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Adjustable Rate Nonconvertible Preferred Stock. Upon the issuance of any shares of Series A Adjustable Rate Nonconvertible Preferred Stock, an amount equal to the aggregate stated value of the shares so issued will be assigned to the capital of the Corporation representing such shares.

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     Section 2.  FRACTIONAL SHARES.  The Corporation may issue fractions and certificates representing fractions of a share of Series A Adjustable Rate Nonconvertible Preferred Stock in integral multiples of one one-thousandth (1/1000) of a share of Series A Adjustable Rate Nonconvertible Preferred Stock. In the event that fractional shares of Series A Adjustable Rate Nonconvertible Preferred Stock are issued, the holders thereof shall have all the rights provided herein for holders of full shares of Series A Adjustable Rate Nonconvertible Preferred Stock in the proportion which such fraction bears to a full share.

     Section 3. VOTING RIGHTS. Except as required by law, holders of shares of Series A Adjustable Rate Nonconvertible Preferred Stock shall have no right to vote.

     Section 4. CONVERSION OR EXCHANGE. The holders of shares of Series A Adjustable Rate Nonconvertible Preferred Stock shall not have any right to convert such shares into or exchange such shares for shares of any other class or classes or any other series of any class or classes of capital stock of the Corporation.

     Section 5.  DIVIDENDS.

     A. When and as declared by the Board of Directors, the Corporation shall pay, out of any funds legally available for the payment of dividends, cumulative cash dividends to the holders of the shares of Series A Adjustable Rate Nonconvertible Preferred Stock from the date of issuance as provided in this paragraph. The dividend rate on the shares of Series A Adjustable Rate Nonconvertible Preferred Stock shall be fixed on a yearly basis ("Yearly Dividend Period") and shall be payable quarterly, out of any funds legally available for the payment of dividends, in cash on March 31, June 30, September 30 and December 31 in each year ("Quarterly Dividend Period"). The dividend rate for each Yearly Dividend Period, payable each Quarterly Dividend Period in that year, shall be at a rate per annum equal to the Applicable Rate (as defined in Section 5(B)). Such dividends shall be cumulative from the date of original issuance of such shares of Series A Adjustable Rate Nonconvertible Preferred Stock and shall be payable out of funds legally available therefor, when and as declared by the Board of Directors in March, June, September and December of each year. Such dividends will accrue whether or not they have been declared and whether or not there are funds of the Corporation legally available for the payment of dividends. Each of such dividends shall be paid to the holders of record of shares of Series A Adjustable Rate Nonconvertible Preferred Stock as they appear on the stock register of the Corporation on such record date as shall be fixed by the Board of Directors or a committee

                                      -2-
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          of the Board of Directors duly authorized to fix such date.
          Dividends on account of arrears (accrued but not declared) for any past Quarterly Dividend Period may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date as may be fixed by the Board of Directors or a committee of the Board of Directors duly authorized to fix such date. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the shares of Series A Adjustable Rate Nonconvertible Preferred Stock, such payment shall be distributed ratably among the holders of Series A Adjustable Rate Nonconvertible Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares held by each such holder.

     B. The "Applicable Rate" for any Yearly Dividend Period shall be the Treasury Bill Rate plus 150 basis points. The "Treasury Bill Rate" for each Yearly Dividend Period shall be the weekly per annum market discount rate for one-year U.S. Treasury bills, as published weekly by the Federal Reserve Board, during the last full week in the month of September in the year prior to the Yearly Dividend Period for which the Applicable Rate is being determined. In the event the Federal Reserve Board does not publish such a weekly per annum market discount rate for one-year U.S. Treasury bills during the last full week in the month of September in the year prior to the Yearly Dividend Period for which the Applicable Rate is being determined, then the Applicable Rate shall mean the weekly per annum market discount rate for one-year U.S. Treasury bills as published weekly by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation, during the last full week in the month of September in the year prior to the Yearly Dividend Period for which the Applicable Rate is being determined. In the event the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during the last full week in the month of September in the year prior to the Yearly Dividend Period for which the Applicable Rate is being determined, then the Applicable Rate shall be the average weekly per annum market discount rate for one-year U.S. Treasury bills, as quoted to the Corporation by a recognized U.S. Government securities dealer selected by the Corporation. Anything herein to the contrary notwithstanding, the Applicable Rate for any Yearly Dividend Period shall in no event be less than 7.00% or greater than 10.00% per annum.

     C. The Applicable Rate shall be rounded to the nearest one thousandth (1/1000) of a percentage point.

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     D.   Dividends payable on the Series A Adjustable Rate Nonconvertible
          Preferred Stock for each full Quarterly Dividend Period shall be computed by annualizing the Applicable Rate and dividing by four and multiplying the quotient so obtained by the stated value per share of the Series A Adjustable Rate Nonconvertible Preferred Stock. Dividends payable on the Series A Adjustable Rate Nonconvertible Preferred Stock for any period less than a full Quarterly Dividend Period shall be computed on the basis of a 360-day year of 30-day months and the actual number of days elapsed in the period for which dividends are payable.

     E. Holders of shares of Series A Adjustable Rate Nonconvertible Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series A Adjustable Rate Nonconvertible Preferred Stock as provided in this Section 5. Accrued but unpaid dividends shall not bear interest, and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Adjustable Rate Nonconvertible Preferred Stock which may be in arrears.

     F. Anything herein to the contrary notwithstanding, dividends may be declared and paid upon any of the equity securities of the Corporation even if all accrued dividends on the Series A Adjustable Rate Nonconvertible Preferred Stock have not yet been declared and/or paid in full.

     Section 6. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Adjustable Rate Nonconvertible Preferred Stock will be entitled to be paid, whether from capital or surplus, before any distribution or payment is made upon the then outstanding shares of Common Stock or any other class of stock of the Corporation ranking junior to the Series A Adjustable Rate Nonconvertible Preferred Stock upon liquidation, an amount in cash equal to the stated value of, together with all accrued but unpaid dividends on, the Series A Adjustable Rate Nonconvertible Preferred Stock (the "Liquidation Price"). To the extent any accrued dividends have not been paid by the Corporation as of the date the Corporation pays to the holders of the shares of Series A Adjustable Rate Nonconvertible Preferred Stock the Liquidation Price hereunder, and to the extent the Corporation has at that time funds legally available for the payment of dividends, the Board of Directors shall, prior to the payment of the Liquidation Price, declare and cause such dividends to be paid. If upon any such liquidation, dissolution, or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the

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shares of Series A Adjustable Rate Nonconvertible Preferred Stock are
insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Price of the shares of Series A Adjustable Rate Nonconvertible Preferred Stock held by each such holder. Upon receipt of the aggregate Liquidation Price for each share of Series A Adjustable Rate Nonconvertible Preferred Stock, holders of shares of Series A Adjustable Rate Nonconvertible Preferred Stock shall have no further rights to participate in any liquidation, dissolution or winding up of the Corporation.

     Section 7. RANKING OF CLASSES OF STOCK. The Series A Adjustable Rate Nonconvertible Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets in liquidation, unless the terms of any such series shall provide otherwise. Nothing contained herein shall be deemed to restrict the ability of the Corporation to create and issue additional classes or series of its preferred stock or other capital stock ranking senior or junior to, or on a parity with, the Series A Adjustable Rate Nonconvertible Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, or both. Specifically, any stock of any class or classes of the Corporation shall be deemed to rank:

          i. prior to the shares of Series A Adjustable Rate Nonconvertible Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference of or in priority to the holders of shares of Series A Adjustable Rate Nonconvertible Preferred Stock;

         ii. on a parity with shares of Series A Adjustable Rate Nonconvertible Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment rates or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of the Series A Adjustable Rate Nonconvertible Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and

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               the holders of shares of Series A Adjustable Rate
               Nonconvertible Preferred Stock; and

        iii. junior to shares of Series A Adjustable Rate Nonconvertible Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of Series A Adjustable Rate Nonconvertible Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference of or priority to the holders of shares of such class or classes.

     Section 8.  REDEMPTION OF SHARES.

     A. The shares of Series A Adjustable Rate Nonconvertible Preferred Stock shall be subject to the following redemption rights:

          i. At any time or from time to time following issuance, the Corporation, at its option, may redeem shares of Series A Adjustable Rate Nonconvertible Preferred Stock in whole or in part. The redemption price per share in such event shall be paid in cash and shall be equal to the greater of the following: (aa) $1,000, plus in each case an amount equal to accrued (whether or not declared) and unpaid dividends to the redemption date (out of funds legally available therefor); or
               (bb) the fair market value per share as of the end of the quarter preceding the quarter during which the redemption is to occur, as determined in good faith by the Board of Directors in accordance with a written appraisal which is prepared by an independent appraiser selected by the Board and which meets the requirements of applicable law. Upon the date of notice to the holder of shares of Series A Adjustable Rate Nonconvertible Preferred Stock of the Corporation's election to redeem shares, notwithstanding that any certificates for such shares have not been surrendered for cancellation, the shares of Series A Adjustable Rate Nonconvertible Preferred Stock represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of notice and all rights of the holder of shares so redeemed shall cease and terminate, excepting only the right to receive the redemption price therefor; and

         ii. The Corporation shall redeem shares of Series A Adjustable Rate Nonconvertible Preferred Stock which are beneficially owned by any of its employees, or employees of any of the Corporation's Affiliates, pursuant to the Corporation's or any of its Affilitates' employees pre-tax savings plans (the "401(k) Plans"), immediately prior to any distribution or withdrawal of shares of Series A Adjustable Rate Nonconvertible Preferred Stock from any of the 401(k) Plans for any reason. For purposes of this Section 8, an "Affiliate" of the Corporation means a "person" that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation, and a "person" means an individual, a corporation, a partnership, an associate, a joint-stock company, a business trust or an unincorporated organization. The redemption price per share in such event shall be paid in cash and shall be equal to the greater of the following: (aa) $1,000, plus in each case an amount equal to accrued (whether or not declared) and unpaid dividends to the redemption date (out of funds legally available therefor); or (bb) the fair market value per share as of the end of the quarter preceding the quarter during which the redemption is to occur, as determined in good faith by the Board of Directors in accordance with a written appraisal which is prepared by an independent appraiser selected by the Board and which meets the requirements of applicable law. Upon such attempted withdrawal, notwithstanding that any certificates for such shares have not been surrendered for cancellation, the shares of Series A Adjustable Rate Nonconvertible Preferred Stock represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of attempted withdrawal and all rights of the employee as a holder shall cease and terminate, excepting only the right to receive the redemption price therefor. In the event the Corporation is unable to redeem all such shares of Series A Adjustable Rate Nonconvertible Preferred Stock upon the occurrence of such an attempted withdrawal, the obligation of the Corporation to so redeem pursuant to this subparagraph (ii) shall continue and funds legally available therefor shall be applied for such purpose until such obligation is discharged.

     B.   Anything herein to the contrary notwithstanding, in accordance with
          Section 180.0640 of the Wisconsin Business Corporation Law, the Corporation may not redeem shares of Series A Adjustable Rate Nonconvertible Preferred Stock pursuant to Section 8(A) (i) or (ii) if, after giving effect to the redemption, either of the following would occur:

          i. The Corporation would not be able to pay its debts as they become due in the usual course of business; or

         ii. The Corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Corporation were to be dissolved at the time of the redemption, to satisfy the preferential rights upon dissolution to shareholders whose preferential rights are superior to those of the holders of the Series A Adjustable Rate Nonconvertible Preferred Stock.

     Section 9. REACQUIRED SHARES. Any shares of Series A Adjustable Rate Nonconvertible Preferred Stock redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be retained and cancelled promptly after the redemption or acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock which may be created by resolutions of the Board of Directors.

     Section 10. NO SINKING FUND. The shares of Series A Adjustable Rate Nonconvertible Preferred Stock are not subject or entitled to the operation of a retirement or sinking fund.

     THIRD: The date of adoption of the amendment to the Restated and Amended Articles of Incorporation by the Board of Directors was December 11, 1991, in accordance with Section 180.0602 and Section 180.1002 of the Wisconsin Statutes.

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

     IN WITNESS WHEREOF, the undersigned officers of United Wisconsin Services, Inc. have hereunto set their hands this 13th day of December, 1991.

                                       UNITED WISCONSIN SERVICES, INC.
      [CORPORATE SEAL]

United Wisconsin Services, Inc.        BY: /s/ Thomas R. Hefty
     CORPORATE SEAL                        -------------------------------------
      WISCONSIN                            Thomas R. Hefty, Chairman of the
                                            Board and President


                                    BY: /s/ Laurel S. Barnes
                                        -------------------------------------
                                        Laurel S. Barnes, Secretary

This document was drafted by:

    FRANK J. PELISEK, ESQ.
    MICHAEL BEST & FRIEDRICH
    100 EAST WISCONSIN AVENUE
    MILWAUKEE, WI 53202                                    STATE OF WISCONSIN
                                                                  FILED
                                                               DEC 20 1991
                                                           DOUGLAS LA FOLLETTE
                                                           SECRETARY OF STATE

STATE OF WISCONSIN  )
                    )  SS.
COUNTY OF MILWAUKEE )

     The undersigned, Thomas R. Hefty, Chairman of the Board and President, and Laurel S. Barnes, Secretary, of United Wisconsin Services, Inc., being duly sworn, depose and say that they are the persons described in and who executed the foregoing Articles of Amendment, and they have read the same and know the contents thereof and the statements contained therein are true.



                                        /s/ Thomas R. Hefty
                                        -------------------------------------
                                        Thomas R. Hefty, Chairman of the
                                          Board and President

   [SEAL]                               /s/ Laurel S. Barnes
LANA K. HERTEL                          -------------------------------------
NOTARY PUBLIC                           Laurel S. Barnes, Secretary
 WISCONSIN

Sworn to before me this
13th day of December, 1991.

/s/ Lana K. Hertel
------------------------------------
Notary Public, State of Wisconsin
My commission expires 5/14/95.                              STATE OF WISCONSIN
                                                                   FILED
                                                                DEC 20 1991
                                                            DOUGLAS LA FOLLETTE
                                                            SECRETARY OF STATE

                               ARTICLES OF AMENDMENT
                                       TO THE
                                RESTATED AND AMENDED
                             ARTICLES OF INCORPORATION
                                        OF
                          UNITED WISCONSIN SERVICES, INC.

     By action of the Board of Directors and the Shareholders of United Wisconsin Services, Inc., in accordance with Section 180.1003 of the Wisconsin Statutes, at a Special Meeting of Shareholders duly held on August 26, 1992, the following Articles of Amendment to the Restated and Amended Articles of Incorporation of United Wisconsin Services, Inc. were adopted:

     FIRST: The name of the corporation is United Wisconsin Services, Inc.

     SECOND: The amendment to the Restated and Amendment to the Restated and Amended Articles of Incorporation to increase the number of authorized shares of Common Stock from ten million (10,000,000) having no par value per share to fifty million (50,000,000) having no par value per share so adopted is as follows:

     ARTICLE III (a) is amended in its entirety to read as follows: "the aggregate number of authorized shares of Common Stock of the corporation shall be fifty million (50,000,000) shares, designated as " Common Stock," and having no par value per share."

     IN WITNESS WHEREOF, the undersigned officers of United Wisconsin Services, Inc. have hereunto set their hands this 26th day of August, 1992.

STATE OF WISCONSIN                  UNITED WISCONSIN SERVICES, INC.
     FILED
  SEP 9 1992                            By: /s/ Thomas R. Hefty
DOUGLAS LA FOLLETTE                     -------------------------------------
SECRETARY OF STATE                      Thomas R. Hefty, Chairman
                                        of the Board and President

[Corporate Seal]

                                    By: /s/ Mary Traver
                                        -------------------------------------
                                        Mary Traver, Vice President
                                        and Secretary

STATE OF WISCONSIN  )
                    )ss.
COUNTY OF MILWAUKEE )

     The undersigned, Thomas R. Hefty, Chairman of the Board and President, and Mary Traver, Vice President and Secretary, of United Wisconsin Services, Inc., being duly sworn, depose and say that they are the persons described in and who executed the foregoing Articles of Amendment, and they have read the same and know the contents thereof and the statements contained therein are true.

                                        /s/ Thomas R. Hefty
                                        -------------------------------------
                                        Thomas R. Hefty, Chairman of the
                                        Board and President


                                        /s/ Mary Traver
                                        -------------------------------------
                                        Mary Traver, Vice President and
                                        Secretary


Subscribed and sworn to before me            STATE OF WISCONSIN
this 26th day of August, 1992.                     FILED
                                                SEP 9 1992
                                             DOUGLAS LA FOLLETTE
                                             SECRETARY OF STATE
/s/ Lisa Paragamian-Malnke
------------------------------------
Notary Public, State of Wisconsin
My Commission:    6-2-96


                This document was drafted by and is returnable to:

                          Sarah C. Skebba
                          United Wisconsin  Services, Inc.
                          401 West Michigan Street
                          Milwaukee, Wisconsin  53201-2025
                          (414) 226-6900


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